EXHIBIT 10.1


                                    SUBLEASE

         THIS SUBLEASE is made as of the 30th day of April, 1999, between EASTMAN KODAK COMPANY, a New Jersey corporation, having an office at 343 State Street, Rochester, New York 14650, hereinafter called "Sublandlord" and DATAWATCH CORPORATION, a Delaware corporation, having an office and place of business at 234 Ballardvale Street, Wilmington, Massachusetts 01887 hereinafter called "Subtenant".

                                   WITNESSETH:

         WHEREAS, by a certain Lease dated as of September 30, 1995 (the "Lease") as amended by a certain First Amendment to Lease dated as of January 31, 1996 (the "First Amendment"; together, hereinafter collectively called the "Prime Lease"), Sublandlord leases from CROSS POINT LIMITED PARTNERSHIP (the "Prime Landlord"), approximately 89,465 rentable square feet of space at Tower 3 of the building located at 900 Chelmsford Street, in Lowell, Massachusetts (herein called the "Building"), a copy of which Prime Lease is attached hereto as EXHIBIT "A"; and

         WHEREAS, Subtenant desires to sublease certain premises from Sublandlord;

         NOW, THEREFORE, for a good and valuable consideration and in consideration of the mutual agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant stipulate, covenant and agree as follows:

         1.  PREMISES.

         (a) Leased Premises. Sublandlord does hereby sublease to Subtenant a portion of the Building consisting of approximately 21,029 square feet of rentable area on the fifth (5th) floor of the Building (the "Premises") as outlined on EXHIBIT "B" which is attached hereto and made a part hereof. In addition to the sublease of the Premises, Subtenant shall have the right to use any common areas and amenities of the Building including any common restrooms, accessways and utility and mechanical closets, to the same extent and in the same manner as is allowed by the terms of the Prime Lease.

         (b) Furniture. In addition to the Premises, Subtenant shall have the right to use all of the furniture described on EXHIBIT "C" attached hereto and made a part hereof (hereinafter collectively called the "Furniture").

         2. TERM. The term of this Sublease shall commence on June 1, 1999 or such earlier or later date as Sublandlord shall deliver possession of the Premises to Subtenant free of tenants and occupants and in the condition otherwise required by Paragraph 6 herein (the "Commencement Date") and expire at 5:00 p.m. on January 31, 2001, unless sooner terminated.

         3. USES. Subtenant shall use and occupy the Premises for general business office purposes and for the training of Subtenant's customers and employees but for no other use, but subject, however, to the same limits imposed on Sublandlord under the Prime Lease.

         4. RENT. Beginning on the Commencement Date of this Sublease, Subtenant shall pay Sublandlord annual base rent (the "Annual Base Rent") of THREE HUNDRED FIFTEEN THOUSAND FOUR HUNDRED THIRTY FIVE DOLLARS ($315,435.00) payable in equal monthly installments of TWENTY SIX THOUSAND TWO HUNDRED EIGHTY SIX DOLLARS AND 25 CENTS ($26,286.25) each (the "Monthly Base Rent") in advance on the first day of each calendar month and continuing for the remainder of the term of this Sublease. Payments of Monthly Base Rent and any additional rent due pursuant to Paragraph 5 of this Sublease for any portion of a month shall be prorated on a thirty (30) day basis. Rent payments will be delivered to Sublandlord's office located at 343 State Street, Rochester, New York 14650, Attention: Corporate Real Estate Office, or such other place as Sublandlord may designate.

         5.  ADDITIONAL RENT.

         (a) Electricity. In addition to the Base Rent, Subtenant shall pay Sublandlord, as additional rent, electricity charges in the annual amount OF TWENTY ONE THOUSAND TWENTY-NINE AND 00/100 DOLLARS ($21,029.00), payable in equal monthly installments of ONE THOUSAND SEVEN HUNDRED FIFTY-TWO AND 42/100 DOLLARS ($1,752.42) each, beginning on the Commencement Date and continuing on the first day of each and every calendar month thereafter.

         (b) Defined. Subtenant shall also pay Sublandlord, as additional rent, Adjustment Rent in accordance with the terms of Paragraph 2 of the Lease except that, for purposes of this Sublease, (1) the Base Expense Year shall be calendar year 1998 (i.e., January 1, 1998 through December 31, 1998); (ii) the Base Tax Year shall be fiscal tax year 1999 (i.e., July 1, 1998 through June 30, 1999); and (iii) Tenant's Proportionate Share (for Subtenant herein) shall have the definition set forth in Paragraph 5(d) below.

         (c) Intentionally Deleted.

         (d) Proportionate Share. For purposes of this Sublease and Subtenant, "Tenant's Proportionate Share" shall be one and eight-tenths (1.8%) percent. It is understood that for purposes of this Sublease, Subtenant shall pay twenty five percent (25%) of the Expenses and the Taxes charged to Sublandlord as additional rent pursuant to the terms of the Prime Lease.

         (e) Other Charges. If Subtenant shall procure any additional services from the Building, such as alterations or after-hours air conditioning, Subtenant shall pay for same at the rates charged therefor to Sublandlord by the Prime Landlord and shall make such payment to the Sublandlord within fifteen
(15) days after demand for same. Any rent or other sums payable by Subtenant under this Article 5 shall be additional rent under this Sublease and collectable as such.

         6. PREPARATION FOR OCCUPANCY. As of the Commencement Date, Sublandlord shall deliver to Subtenant and Subtenant shall accept from Sublandlord the Premises in its then "as is" condition (except as otherwise provided in Paragraph 6 herein), broom clean, and all of Sublandlord's furniture, fixtures, equipment and other personal property shall be removed therefrom at Sublandlord's expense (except the Furniture). On or before the Commencement date, Sublandlord shall be responsible for demising the Premises so as to separate the same from the premises leased pursuant to the Prime lease. Except for such construction, Sublandlord shall not be required to perform tenant improvements of any kind or nature, and all such improvements and the performance thereof shall be subject to the provisions of this Sublease and the Prime Lease. The Premises will be delivered to Subtenant with all mechanical systems (including heating, ventilating, air-conditioning, life safety, electrical and lighting systems) in working order as of the Commencement Date.

         7.  INCORPORATION OF PRIME LEASE.

         (a) Subordination to Prime Lease. This Sublease is subject and subordinate to the Prime Lease. Except as otherwise specifically provided herein or as may be inconsistent with the terms hereof, all of the terms, covenants and conditions with which Sublandlord is bound to comply under the Prime Lease shall, to the extent only that they apply to the Premises, be binding upon Subtenant and Sublandlord shall be bound by those certain obligations of Prime Landlord set forth in the Prime Lease to the extent that those obligations apply to the Premises (unless otherwise provided herein to the contrary in Paragraph 11 of this Sublease). In the case of any breach of this Sublease by Subtenant, Sublandlord shall have all the rights against Subtenant as would be available to the Prime Landlord against Sublandlord under the Prime Lease if such breach of the Prime Lease were by the Sublandlord. It is the intention of the parties that, except as otherwise provided in this Sublease, the respective rights and obligations of Sublandlord and Subtenant under this Sublease shall be governed by the language of the various articles of the Prime Lease as if they were typed out in this Sublease in full, and for that purpose the words "Landlord", "Tenant" and "Lease" as used in the Prime Lease, shall read, respectively, "Sublandlord", "Subtenant" and "Sublease".

         (b) Deletions; Modifications. For the purposes of this Sublease, the following provisions of the Prime Lease are hereby deleted or modified as follows:

             (i) DELETIONS: Delete in their entirety, the following sections of the Lease:

                 A. From the of the Prime Lease, delete Paragraph 15 entitled "Preliminary Term";

                 B. Delete the second, third and fourth sentences of the last paragraph of Paragraph 5(A) of the Lease;

                 C.  Delete Paragraph 10(C) entitled "Self-Insurance";

                 D.  Delete Paragraph 22 entitled "Notices";

                 E. Delete the third sentence of Paragraph 23(M) entitled "Definition of Landlord's Liability";

                 F. Delete the third sentence of Paragraph 23(M) entitled "Definition of Landlord's Liability";

                 G. Delete the second full paragraph of Paragraph 24 entitled "Parking;

                 H. Delete the second paragraph of Paragraph 26 entitled "Option to Extend";

                 I.  Delete Paragraph 28 entitled "Preliminary Term";

                 J.  Delete Paragraph 29 entitled "Access to Tower 3 Roof";

                 K.  Delete Paragraph 30 entitled "Expansion Option;

                 L. Delete Exhibit E entitled "Original Premises Tenant Improvement Work Agreement; and

                 M. Delete Exhibit F entitled "Expansion Space Tenant Improvement Work Agreement".

                 N. Delete in its entirety, all provisions of the First Amendment. to the Prime Lease except Paragraph 5 of such First Amendment.

             (ii) MODIFICATIONS: Modify the following sections of the Prime
Lease:

                  A. From the Schedule of the Prime Lease, modify the following defined terms: (1) Paragraph 6 entitled "Premises" in accordance with the provisions of Paragraph 1 herein; (2) Paragraph 7 entitled "Commencement Date" in accordance with Paragraph 2 herein; (3) Paragraph 9 entitled "Annual Base Rent" in accordance with Paragraph 4 herein; (4) Paragraph 10 entitled "Monthly Base Rent" in accordance with Paragraph 4 herein; (5) Paragraph 11 entitled "Tenant's Proportionate Share" in accordance with Paragraph 5(d) herein; (6) Paragraph 12 entitled "Base Expense Year" in accordance with the terms of Paragraph 5(b) herein; (7) Paragraph 13 entitled "Base Tax Year" in accordance with the terms of Paragraph 5(c) herein;
                  (8) Paragraph 14 entitled "Brokers" in accordance with the terms of Paragraph 17 herein.; (9) The Lease Schedule Paragraphs 16 and 17 entitled, respectively, "Address of Landlord" and "Address of Tenant" in accordance with such addresses as are set forth for Sublandlord and Subtenant in Paragraph 9 of this Sublease.

                  B. Paragraph 3 of the Lease entitled "Use" in accordance with the terms of Paragraph 3 herein.

                  C. Paragraph 9(A) of the Lease entitled "Requirements" in the Section entitled "Alterations" to require Subtenant to obtain the consent of Sublandlord to any and all alterations desired by Subtenant as well as the consent of Prime Landlord to any and all alterations that require the consent of Prime Landlord pursuant to Paragraph 9(A) of the Lease desired by Subtenant, which consent of Sublandlord shall not be unreasonably withheld, conditioned or delayed.

                  D. Paragraph 10A of the Lease entitled "Tenant's Insurance" to require Subtenant to name both Prime Landlord and Sublandlord as additional insureds on all insurance policies required of Subtenant therein. Paragraph 21 of the Lease entitled "Brokers" in accordance with the terms of Paragraph 17 herein.

                  E. Paragraph 24 of the Lease entitled "Parking" in accordance with the terms of Paragraph 15 herein.

                  F. Paragraph 26 of the Prime Lease entitled "Option To Extend" to grant an option to extend the term of this Sublease for the Premises to Subtenant, if and only if Sublandlord exercises its option to extend the Prime Lease as provided in Paragraph 26 of the Prime Lease. If Sublandlord so exercises its option to extend the term of this Sublease, it shall give Subtenant prior notice of its exercise of such option within thirty (30) days after the determination of the Additional Term Annual Base Rent according to Paragraph 26 of the Lease, but no later than September 1, 2000, and Subtenant may exercise its option to extend the term of this Sublease within thirty (30) days after Subtenant's receipt of such notice from Sublandlord (the reference to April 1, 2000 in said Paragraph 26 notwithstanding). If Subtenant exercises its option to extend the term of this Sublease in a timely manner, the term of this Sublease shall be extended and all of the terms, covenants and conditions of this Sublease shall continue except: (1) there shall be no further option to extend the term of this Sublease; and (2) the Annual Base Rent shall be changed to the Additional Term Annual Base Rent as determined in accordance with the terms of the Prime Lease. If Subtenant fails to notify Sublandlord of its intention to exercise its option to extend within such thirty day period or determines not to exercise its option to extend, the option to extend shall thereafter be null, void and of no further force and effect.

                  G. Paragraph 27 of the Prime Lease entitled "Directory; Signs" to provide Subtenant with Subtenant's name and suite number on the Building standard directory and to install Building standard tenant identification signage within the elevator lobby to the extent such are acceptable and allowable by Prime Landlord but in no event to exceed a maximum of twenty-five percent (25%) of Sublandlord's signage available pursuant to the Prime Lease.

                  H. Exhibit A attached to the Prime Lease showing Floor Plans of the Premises by replacing said Exhibit A with EXHIBIT "B" attached hereto.

         8. QUIET ENJOYMENT; NO FORFEITURE.

         (a) Quiet Enjoyment. Sublandlord covenants and agrees with Subtenant that so long as no Default (as defined in the Lease) exists which has not been cured within any applicable grace or cure periods, and upon Subtenant paying the rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed within any applicable grace or cure periods, Subtenant may peaceably and quietly enjoy the Premises during the term of this Sublease; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and Subtenant shall have no claim against Sublandlord unless such termination was caused by the default of Sublandlord in the performance of its obligations under the Prime Lease which default does not arise from the failure of Subtenant (which failure is not cured within any applicable grace or cure periods) to pay or perform its obligations under this Sublease. Sublandlord shall not during the term of this Sublease exercise any right or remedy under the Prime Lease to cause the termination of the Prime Lease with respect to the Premises, nor shall Sublandlord voluntarily agree to any such termination of the Prime Lease. In the event of any default by Sublandlord under the Prime Lease, Sublandlord shall use its best efforts to cure such default in such a manner as to avoid the termination of the Prime Lease.

         (b) No Forfeiture. Subtenant covenants and agrees that Subtenant shall not do or suffer or permit its employees, agents, contractors, invitees or anyone over whom Subtenant has control to do anything which would constitute a default under the Prime Lease or would cause the Prime Lease to be cancelled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Landlord under the Prime Lease, and that, following notice from Sublandlord to Subtenant of the nature of such default and the expiration of any cure or grace periods without such failure or default being cured by Subtenant, Subtenant will indemnify and hold harmless Sublandlord from and defend Sublandlord against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages) that Sublandlord may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture.

         9. NOTICES. Any notice, demand or request under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by registered or certified mail (return receipt requested) or delivered by a nationally recognized overnight courier service. Any notice, demand or request by Subtenant to Sublandlord shall be addressed to Sublandlord at the following address (which shall be the "Address of Landlord" for the purposes of this Sublease):

         Eastman Kodak Company
         Corporate Real Estate
         343 State Street
         Rochester, New York  14650-1265
         Attention: Lease Management Office

         Any notice demand or request by Sublandlord to Subtenant shall be addressed to Subtenant at the following address (which shall be the "Address of Tenant" for the purposes of this Sublease) until otherwise directed in writing by Subtenant:

         Before the Commencement Date:
         Datawatch Corporation

         234 Ballardvale Street
         Wilmington, MA  01887
         Attention:  Ms. Betsy J. Hartwell

         After the Commencement Date:
         Datawatch Corporation
         900 Chelmsford Street
         Lowell, Massachusetts  01851
         Attention:  Ms. Betsy J. Hartwell

         In either case with a copy of:
         Testa, Hurwitz & Thibeault, LLP
         125 High Street
         Boston, Massachusetts  02110
         Attention:  Real Estate Department

         Sublandlord agrees that it shall provide to Prime Landlord, copies of any notices given to Subtenant hereunder with respect to any default by Subtenant or of any event which, with the passage of time, could constitute a default by Subtenant pursuant to either the Prime Lease or this Sublease. Copies of any notices which are required to be sent to the Prime Landlord shall be sent to:

         Cross Point Limited Partnership
         900 Chelmsford Road
         Lowell, Massachusetts  01851
         Attention:  James Lesko, Management Office

         10. ASSIGNMENT AND SUBLETTING. Subtenant agrees that it shall not assign, mortgage, transfer, pledge or encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or permit the Premises or any part thereof to be occupied or used by any person or entity other than Subtenant, in each case without first obtaining the prior written consent of Sublandlord, which consent Sublandlord will not unreasonably withhold or delay. No such assignment or sublease shall operate to release Subtenant from its obligations under this Sublease. Failure of Sublandlord to obtain the consent of Prime Landlord or submission by Subtenant of a proposed assignee or subtenant who, in the opinion of Sublandlord reasonably exercised, is a competitor of Sublandlord shall in each case be a reasonable and conclusive basis for withholding consent.

         11. PRIME LANDLORD'S RESPONSIBILITIES. Subtenant recognizes that Sublandlord is not in position to furnish the services set forth in the Prime Lease, obtain an agreement of non-disturbance or to perform certain other obligations which are not within the control of Sublandlord, such as, without limitation, maintenance, repairs and replacements to the Building and the Premises, compliance with laws, and restoration of the Premises and the Building (other than alterations made by or on behalf of the Sublandlord, including any alterations in accordance with Exhibits E and F attached to the Lease) after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that Subtenant shall look solely to Sublandlord to cause Prime Landlord to furnish all services and to perform all obligations agreed upon by Prime Landlord under the Lease to furnish and perform. Sublandlord shall not be liable to Subtenant or be deemed in default hereunder for failure of Prime Landlord to furnish or perform the same provided that Sublandlord use its reasonable efforts to cause Prime Landlord to furnish or perform that which is required by the Prime Lease including, the reasonably timely prosecution by Sublandlord of any enforcement actions reasonably necessary to compel the performance required by and from Prime Landlord..

         12. INTENTIONALLY DELETED.

         13. SECURITY DEPOSIT. Subtenant has paid Sublandlord on the execution and delivery of this Sublease the sum of TWENTY SEVEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($27,500.00) as security (the "Security Deposit") for the full and faithful performance of the terms, covenants and conditions of this lease on Subtenant's part to be performed or observed. If Sublandlord fails to pay or perform in a full and timely manner any of its obligations under this Sublease and such failure shall continue after any required notice and the expiration of any applicable cure period, Sublandlord may apply all or any portion of the Security Deposit toward curing any such failure and compensating Sublandlord for any loss, damage or expenses arising from such failure. The Security Deposit, or any unapplied balance thereof after deductions for any failures of Subtenant in accordance with the provisions of this paragraph, shall be returned to Subtenant after the time fixed as the expiration of the demised term and after the removal of Subtenant and surrender of possession of the demised Premises to Sublandlord.

         14. SUBLANDLORD'S RIGHT TO REMEDY SUBTENANT DEFAULTS. Sublandlord shall have the right, but shall not be obligated, to correct or remedy any default on the part of Subtenant under any provision of the Sublease or the Prime Lease (to the extent applicable to the Subtenant under the terms hereof) in respect of the Premises which continues after notice to Subtenant and the expiration of any applicable cure period. Subtenant agrees that in the event Sublandlord shall correct or remedy any such default after the cure period therefor, Subtenant shall pay to Sublandlord the reasonable cost thereof, including reasonable expenses and attorney's fees, upon written demand therefor. Subtenant shall have the right, but shall not be obligated, to correct or remedy any default after the cure period therefor on the part of Sublandlord under this Sublease or under the Prime Lease, and Sublandlord agrees that in such event, Sublandlord shall pay to Subtenant the reasonable cost thereof including reasonable expenses and attorney's fees upon written demand.

         15. PARKING. Subtenant shall have the right to use, at no additional cost to Subtenant, seventy-eight (78) parking spaces in the Parking Lot (as defined in the Prime Lease) in accordance with the terms of the first paragraph of Paragraph 24 of the Prime Lease.

         16. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination or cancellation of this Lease (the "Termination Date"), Subtenant shall surrender possession of the Premises to Sublandlord broom clean and in as good condition as existed on the Commencement Date and all of the Furniture of Sublandlord located therein, also in as good condition as existed on the Commencement Date, reasonable wear and tear and damage from fire or other casualty excepted. If Subtenant shall fail to comply with the requirements of this Section 16 regarding the removal of its property and other items from the Premises on the Termination Date, Subtenant shall be deemed to have failed to vacate the Premises and as a result shall be subject to the provisions of Paragraph 17 of the Prime Lease regarding "Holding Over."

         17. BROKERS. For purposes of this Sublease, the "Brokers" (as defined in the Lease) shall mean CB Richard Ellis, Inc. and TC New England Brokerage, Inc., doing business as Fallon Hines & O'Connor. Sublandlord and Subtenant represent to each other that each has only dealt with the Brokers in connection with this Sublease and that, insofar as each party herein knows, no other broker negotiated this Sublease or is entitled to any commission herewith. Each party agrees to indemnify, defend and hold the other harmless from and against any claims for a fee or commission made by any broker, other than Brokers, claiming to have acted by or on behalf of such party in connection with this Lease. Sublandlord shall pay the Brokers a commission pursuant to the terms of a separate agreement.

         18. BINDING EFFECT; ENTIRE AGREEMENT. This Sublease shall bind and inure to the benefit of Subtenant, Sublandlord and their respective legal representatives, successors and assigns. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

         19. SUBLANDLORD'S WARRANTIES AND REPRESENTATIONS. Sublandlord warrants and represents to Subtenant that:

             (a) True Copy of Prime Lease. The copy of the Lease attached hereto as EXHIBIT "A" is a complete and accurate copy of the Lease which has not been amended except by the First Amendment as attached thereto.

             (b) No Defaults. To the best of Sublandlord's knowledge, Prime
                 Landlord is not in default under the Prime Lease, not has any event occurred which, after applicable notice and/or the expiration of any grace period shall constitute a default by Prime Landlord under the Prime Lease. To the best of Sublandlord's knowledge, Sublandlord is not in default under the Prime Lease, not has any event occurred which, after applicable notice and/or the expiration of any grace period shall constitute a default by Prime Sublandlord under the Prime Lease.

             (c) Payment of Rent. All payments of Annual Base Rent, Adjustment
                 Rent, additional rent and other charges due under the Prime Lease have been paid as billed or required in the normal course of business through April 30, 1999.

         IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.

EASTMAN KODAK COMPANY, SUBLANDLORD                   DATAWATCH CORPORATION,

                                                     SUBTENANT

BY: /s/ MEE F. WING                                  BY: /s/ BETSY J. HARTWELL
    -----------------------                              -----------------------
NAME:  MEE F. WING                                   NAME:  BETSY J. HARTWELL
     -----------------------                              ----------------------
TITLE:  DIRECTOR, REAL ESTATE                        TITLE:  VP FINANCE/CFO
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